Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

AFFINITY GROUP, LLC
(Exact name of obligor as specified in its charter)

Delaware	13-3377709
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Affinity Brokerage, LLC
(Exact name of obligor as specified in its charter)

Delaware	77-0450002
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Affinity Guest Services, LLC
(Exact name of obligor as specified in its charter)

Delaware	20-5257553
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Affinity Road and Travel Club, Inc.
(Exact name of obligor as specified in its charter)

Texas	23-2066824
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

AGI Productions, LLC
(Exact name of obligor as specified in its charter)

Delaware	20-3872281
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camp Coast to Coast, LLC
(Exact name of obligor as specified in its charter)

Delaware	13-3377711
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camping World Card Services, Inc.
(Exact name of obligor as specified in its charter)

Ohio	26-1120104
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camping World, Inc.
(Exact name of obligor as specified in its charter)

Kentucky	61-1217779
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camping World Insurance Services of Kentucky, Inc.
(Exact name of obligor as specified in its charter)

Delaware	26-0745570
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camping World Insurance Services of Nevada, Inc.
(Exact name of obligor as specified in its charter)

Nevada	88-0447614
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Camping World Insurance Services of Texas, Inc.
(Exact name of obligor as specified in its charter)

Texas	74-2999476
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Coast Marketing Group, LLC
(Exact name of obligor as specified in its charter)

Delaware	36-4283353
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

CWI, Inc.
(Exact name of obligor as specified in its charter)

Kentucky	61-0994306
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

CW Michigan, Inc.
(Exact name of obligor as specified in its charter)

Delaware	31-1552845
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Ehlert Publishing Group, LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1593263
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Golf Card International, LLC
(Exact name of obligor as specified in its charter)

Delaware	87-0511642
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Golf Card Resort Services, LLC
(Exact name of obligor as specified in its charter)

Delaware	84-1238913
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

GSS Enterprises, LLC
(Exact name of obligor as specified in its charter)

Delaware	84-1238910
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Outdoor Buys, Inc.
(Exact name of obligor as specified in its charter)

Kentucky	62-1357841
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Power Sports Media, LLC
(Exact name of obligor as specified in its charter)

Delaware	36-4483237
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TL Enterprises, LLC
(Exact name of obligor as specified in its charter)

Delaware	84-1236595
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

VBI, LLC
(Exact name of obligor as specified in its charter)

Delaware	95-4284593
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2575 Vista Del Mar Drive
Ventura, California	93001
(Address of principal executive offices)	(Zip code)

11.50% Senior Secured Notes due 2016
and Guarantees of 11.50% Senior Secured Notes due 2016
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.  333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                       A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                       The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of April, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MELONEE YOUNG
Name:	MELONEE YOUNG
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,000
Interest-bearing balances		151
Securities:
Held-to-maturity securities		7
Available-for-sale securities		754,025
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		70,300
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		9,168
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		216,233
Other assets		159,872
Total assets		$2,068,070

LIABILITIES

Deposits:
In domestic offices		500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		235,783
Total liabilities		504,974
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		438,997
Accumulated other comprehensive income		1,579
Other equity capital components		0
Not available
Total bank equity capital		1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,563,096
Total liabilities and equity capital		2,068,070

1

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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